Sub-Item 77C


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                     INVESCO MUNICIPAL PREMIUM INCOME TRUST

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Municipal Premium Income Trust was held on Friday, April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 Trustees to the Board of Trustees of the Trust, each of whom will serve until (i) his or her successor is elected and qualified, (ii) his or her death, (iii) his or her resignation or (iv) his or her removal as approved by statute or the charter.

(2)     Approval of a new Investment Advisory Agreement with Invesco
        Advisers, Inc.

(3) Approval of a new Master Sub-Advisory Agreement between Invesco Advisers, Inc. and its affiliates.



The results of the voting on the above matters were as follows:
                                                                        Votes
Matters                                              Votes For         Withheld
-------                                              ---------         --------

(1)    David C. Arch.................................10,027,436        781,976
       Bob R. Baker..................................10,000,211        809,201
       Frank S. Bayley...............................10,021,884        787,528
       James T. Bunch................................10,044,730        764,682
       Bruce L. Crockett.............................10,025,500        783,912
       Rod Dammeyer..................................10,038,905        770,507
       Albert R. Dowden..............................10,030,653        778,759
       Jack M. Fields................................10,025,476        783,936
       Martin L. Flanagan.............................9,776,608      1,032,804
       Carl Frischling...............................10,029,092        780,320
       Prema Mathai-Davis............................10,008,141        801,271
       Lewis F. Pennock..............................10,020,917        788,495
       Larry Soll....................................10,021,630        787,782
       Hugo F. Sonnenschein..........................10,046,850        762,562
       Raymond Stickel, Jr...........................10,034,903        774,509
       Philip A. Taylor...............................9,757,838      1,051,574
       Wayne W. Whalen...............................10,017,045        792,367

                                                                                    Votes             Votes             Broker
                                                                    Votes For       Withheld          Abstain           Non-Votes
                                                                    ---------       --------          -------           ---------
(2)    Approval  of a new  Investment  Advisory  Agreement  with
       Invesco Advisers, Inc........................................8,037,127       484,299           396,709           1,891,276
(3)    Approval of a new Master  Sub-Advisory  Agreement between
       Invesco Advisers, Inc. and its affiliates................    7,991,193       499,047           427,895           1,891,276

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.